FIFTH AMENDMENT TO 8% CONVERTIBLE DEBENTURE:

This Fifth Amendment to the 8% Convertible Debenture, dated September 1, 2016, as amended by First Amendment to 8% Convertible Debenture, dated September 28, 2017, Second Amendment dated September 9, 2018, Third Amendment dated November 6, 2019, and Fourth Amendment dated November 15, 2020, made by BioLabMart Inc., now known as Qrons Inc.  for the benefit of CubeSquare LLC in the amount of $10,000 (the “Debenture”) hereby amends the Debenture as follows:

The maturity date of the Debenture is hereby amended to September 1, 2022.

Except as amended hereby all of the terms and conditions of the Debenture shall remain in full force and effect.

Dated this 7th day of October, 2021

Qrons Inc.

By: /s/Jonah Meer
Chief Executive Officer

ACKNOWLEDGED AND AGREED:

CubeSquare LLC

By: /s/Jonah Meer
Managing Member